HomeStreet Reports Year End and Fourth Quarter 2023 Results

SEATTLE –January 29, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended and year ended December 31, 2023. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“On January 16, 2024, FirstSun Capital Bancorp (“FirstSun”), the holding company of Sunflower Bank, and HomeStreet jointly announced that they have entered into a definitive merger agreement whereby HomeStreet and HomeStreet Bank will merge with and into FirstSun and Sunflower Bank, respectively, with HomeStreet Bank continuing to operate under its tradename in its current markets,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “Under the terms of the agreement, the companies will combine in an all-stock transaction in which HomeStreet shareholders will receive 0.4345 of a share of FirstSun common stock for each share of HomeStreet common stock. The common stock of FirstSun is expected to be listed on Nasdaq prior to closing. We are excited about this merger because we believe this merger is strategically compelling, will meaningfully enhance shareholder value, will improve our customers’ experience and create new and better opportunities for our employees enabling us to retain and attract top talent.”

Fourth Quarter Operating Results
                  Fourth quarter 2023 compared to third quarter 2023
Reported Results:
•Net income (loss): $(3.4) million compared to $2.3 million
•Earnings (loss) per fully diluted share: $(0.18) compared to $0.12
•Return on Average Equity ("ROAE"): (2.6)% compared to 1.7%
•Return on Average Tangible Equity ("ROATE"): (1.3)% compared to 2.2%
•Return on Average Assets ("ROAA"): (0.15)% compared to 0.10%
•Net interest margin: 1.59% compared to 1.74%
•Efficiency ratio: 105.9% compared to 98.3%

Full Year Operating Results
                   2023 compared to 2022
Reported Results:
•Net income (loss): $(27.5) million compared to $66.5 million
•Earnings (loss) per fully diluted share: $(1.46) compared to $3.49
•ROAE: (5.0)% compared to 10.8%
•ROAA: (0.29)% compared to 0.79%
•Net interest margin: 1.88% compared to 2.99%
•Efficiency ratio: 95.6% compared to 72.4%

Core Results:(1) •Net income: $8.3 million compared to $66.5 million •Net income per fully diluted share: $0.44 compared to $3.49 •ROATE: 2.0% compared to 11.5% •ROAA: 0.09% compared to 0.79%

(1) Core net income, core net income per fully diluted share, return on average tangible equity and core return on average assets are non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

“In the fourth quarter, our results continued to be impacted by increased funding costs as lower cost deposits continued to migrate to higher yielding products, both ours and at other institutions, ” continued Mark Mason. “As a result, our net interest margin decreased from 1.74% in the third quarter of 2023 to 1.59% in the fourth quarter of 2023. A $4.5 million increase in our funding costs were only partially offset by $0.6 million increase in interest income earned on our assets. In addition, our self-insured employee medical expenses were $1.8 million higher in the fourth quarter as compared to the third quarter due to an increase in the total number of claims and claims in excess of $100,000. This unusual increase in employee medical expenses is not expected to recur. We also incurred $1.5 million in merger related costs.”

“While interest rates have stabilized and are projected to decline later in the year, we expect our operating results will continue to be adversely impacted by high funding costs relative to earning assets yields in the near term,” added Mark Mason. “We also expect to incur costs related to the merger process, and incur annual wage increases beginning in March 2024. Additionally, annual seasonal increases and decreases in mortgage loan production related compensation expenses coinciding with the annual homebuying season are expected to continue.”

Financial Position
                    As of and for the quarter ended December 31, 2023
•Uninsured deposits were $485 million, or 7% of total deposits
•Excluding brokered deposits, total deposits decreased $227 million
•Loans held for investment ("LHFI"), remained stable
•Nonperforming assets to total assets: 0.45%
•Allowance for credit losses to LHFI: 0.55%
•Book value per share: $28.62
•Tangible book value per share: $28.11

“The decline in deposits during the fourth quarter was primarily due to the continued migration of lower yielding deposits to higher yielding alternatives, including money market funds, Treasury Bonds and other bank's promotional deposit products,” stated Mark Mason. “We did see this trend moderate somewhat as deposits (excluding brokered deposits), increased by over $40 million during December 2023. With the lower levels of interest rates at year-end, our Accumulated Other Comprehensive Loss decreased by $40 million in comparison to September 30, 2023, increasing our tangible book value by over $2 per share.”

“In light of the pending merger with FirstSun and the net loss realized in the fourth quarter, the Company made the decision to not pay a dividend to its shareholders in the first quarter,” added Mark Mason.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, (OTCQX: FSUN) headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, headquartered in Dallas, Texas, and which also operates under the brands First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in Texas, Kansas, Colorado, New Mexico, and Arizona and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.9 billion as of December 31, 2023.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	For the Quarter Ended					Year Ended
(in thousands, except per share data and FTE data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Select Income Statement Data:
Net interest income	$34,989	$38,912	$43,476	$49,376	$55,687	$166,753	$233,307
Provision for credit losses	445	(1,110)	(369)	593	3,798	(441)	(5,202)
Noninterest income	10,956	10,464	10,311	10,190	9,677	41,921	51,570
Noninterest expense	49,511	49,089	90,781	52,491	50,420	241,872	205,419
Net income (loss):
Before income tax (benefit) expense	(4,011)	1,397	(36,625)	6,482	11,146	(32,757)	84,660
Total	(3,419)	2,295	(31,442)	5,058	8,501	(27,508)	66,540
Net income (loss) per fully diluted share	(0.18)	0.12	(1.67)	0.27	0.45	(1.46)	3.49
Core net income (loss): (1)
Total	(2,249)	2,295	3,180	5,058	8,501	8,284	66,540
Core net income (loss) per fully diluted share	(0.12)	0.12	0.17	0.27	0.45	0.44	3.49

Select Performance Ratios:
Return on average equity - annualized	(2.6)%	1.7%	(21.7)%	3.5%	6.0%	(5.0)%	10.8%
Return on average tangible equity - annualized (1)	(1.3)%	2.2%	2.9%	4.1%	6.4%	2.0%	11.5%
Return on average assets - annualized
Net income (loss)	(0.15)%	0.10%	(1.32)%	0.22%	0.36%	(0.29)%	0.79%
Core (1)	(0.10)%	0.10%	0.13%	0.22%	0.36%	0.09%	0.79%
Efficiency ratio (1)	105.9%	98.3%	93.7%	87.2%	76.2%	95.6%	72.4%
Net interest margin	1.59%	1.74%	1.93%	2.23%	2.53%	1.88%	2.99%

Other data:
Full-time equivalent employees ("FTE")	875	901	910	920	913	902	942

(1)Core net income, core net income (loss) per fully diluted share, return on average tangible equity, core return on average assets, and the efficiency ratio are non-GAAP financial measures. For a reconciliation of core net income, core return on average assets and return on average tangible equity to the nearest comparable GAAP financial measure and the computation of the efficiency ratio see “Non-GAAP Financial Measures” in this earnings release.

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of
(in thousands, except share and per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Select Balance Sheet Data:
Loans held for sale	$19,637	$33,879	$31,873	$24,253	$17,327
Loans held for investment, net	7,382,404	7,400,501	7,395,151	7,444,882	7,384,820
Allowance for credit losses ("ACL")	40,500	40,000	41,500	41,500	41,500
Investment securities	1,278,268	1,294,634	1,397,051	1,477,004	1,400,212
Total assets	9,384,751	9,458,751	9,501,475	9,858,889	9,364,760
Deposits	6,763,378	6,745,551	6,670,033	7,056,603	7,451,919
Borrowings	1,745,000	1,873,000	1,972,000	1,878,000	1,016,000
Long-term debt	224,766	224,671	224,583	224,492	224,404
Total shareholders' equity	538,387	502,487	527,623	574,994	562,147
Other Data:
Book value per share	$28.62	$26.74	$28.10	$30.64	$30.01
Tangible book value per share (1)	$28.11	$26.18	$27.50	$27.87	$28.41
Total equity to total assets	5.7%	5.3%	5.6%	5.8%	6.0%
Tangible common equity to tangible assets (1)	5.6%	5.2%	5.4%	5.3%	5.7%
Shares outstanding at end of period	18,810,055	18,794,030	18,776,597	18,767,811	18,730,380
Loans to deposit ratio	110.0%	110.8%	112.0%	106.4%	99.9%
Credit Quality:
ACL to total loans (2)	0.55%	0.55%	0.57%	0.56%	0.57%
ACL to nonaccrual loans	103.9%	103.2%	104.3%	318.1%	412.7%
Nonaccrual loans to total loans	0.53%	0.52%	0.54%	0.17%	0.14%
Nonperforming assets to total assets	0.45%	0.42%	0.44%	0.15%	0.13%
Nonperforming assets	$42,643	$39,749	$41,469	$14,886	$11,893
Regulatory Capital Ratios: (3)
Bank
Tier 1 leverage	8.50%	8.49%	8.43%	8.47%	8.63%
Total risk-based capital	13.49%	13.32%	12.95%	11.91%	12.59%
Common equity Tier 1 capital	12.79%	12.64%	12.27%	11.28%	11.92%
Company
Tier 1 leverage	7.04%	7.01%	6.93%	6.92%	7.25%
Total risk-based capital	12.84%	12.62%	12.16%	11.16%	11.53%
Common equity Tier 1 capital	9.66%	9.52%	9.14%	8.36%	8.72%

(1)Tangible book value per share and tangible common equity to tangible assets are non-GAAP financial measures. For a reconciliation to the nearest comparable GAAP financial measure, see “Non-GAAP Financial Measures” in this earnings release.
(2)This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.
(3)Regulatory capital ratios at December 31, 2023 are preliminary.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2023	December 31, 2022

ASSETS
Cash and cash equivalents	$215,664	$72,828
Investment securities	1,278,268	1,400,212
Loans held for sale	19,637	17,327
Loans held for investment ("LHFI") (net of allowance for credit losses of $40,500 and $41,500)	7,382,404	7,384,820
Mortgage servicing rights	104,236	111,873
Premises and equipment, net	53,582	51,172
Other real estate owned	3,667	1,839
Goodwill and other intangibles	9,641	29,980
Other assets	317,652	294,709
Total assets	$9,384,751	$9,364,760
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$6,763,378	$7,451,919
Borrowings	1,745,000	1,016,000
Long-term debt	224,766	224,404
Accounts payable and other liabilities	113,220	110,290
Total liabilities	8,846,364	8,802,613
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
18,810,055 and 18,730,380 shares issued and outstanding	229,889	226,592
Retained earnings	395,357	435,085
Accumulated other comprehensive income (loss)	(86,859)	(99,530)
Total shareholders' equity	538,387	562,147
Total liabilities and shareholders' equity	$9,384,751	$9,364,760

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2023	2022	2023	2022
Interest income:
Loans	$87,005	$80,733	$341,255	$266,841
Investment securities	11,671	11,466	49,615	33,825
Cash, Fed Funds and other	2,603	1,967	8,873	3,622
Total interest income	101,279	94,166	399,743	304,288
Interest expense:
Deposits	39,317	18,515	137,920	32,013
Borrowings	26,973	19,964	95,070	38,968
Total interest expense	66,290	38,479	232,990	70,981
Net interest income	34,989	55,687	166,753	233,307
Provision for credit losses	445	3,798	(441)	(5,202)
Net interest income after provision for credit losses	34,544	51,889	167,194	238,509
Noninterest income:
Net gain on loan origination and sale activities	2,108	1,488	9,346	17,701
Loan servicing income	3,258	2,682	12,648	12,388
Deposit fees	2,331	2,359	10,148	8,875
Other	3,259	3,148	9,779	12,606
Total noninterest income	10,956	9,677	41,921	51,570
Noninterest expense:
Compensation and benefits	27,033	25,970	111,064	115,533
Information services	7,694	8,101	29,901	29,981
Occupancy	5,407	6,213	22,241	24,528
General, administrative and other	9,377	10,136	38,809	35,377
Goodwill impairment	—	—	39,857	—
Total noninterest expense	49,511	50,420	241,872	205,419
Income (loss) before income taxes	(4,011)	11,146	(32,757)	84,660
Income tax (benefit) expense	(592)	2,645	(5,249)	18,120
Net income (loss)	$(3,419)	$8,501	$(27,508)	$66,540

Net income (loss) per share:
Basic	$(0.18)	$0.45	$(1.46)	$3.51
Diluted	$(0.18)	$0.45	$(1.46)	$3.49
Weighted average shares outstanding:
Basic	18,807,965	18,726,654	18,783,005	18,931,107
Diluted	18,807,965	18,753,147	18,783,005	19,041,111

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income:
Loans	$87,005	$85,899	$85,813	$82,538	$80,733
Investment securities	11,671	12,309	12,872	12,763	11,466
Cash, Fed Funds and other	2,603	2,498	2,022	1,750	1,967
Total interest income	101,279	100,706	100,707	97,051	94,166
Interest expense:
Deposits	39,317	33,840	35,393	29,370	18,515
Borrowings	26,973	27,954	21,838	18,305	19,964
Total interest expense	66,290	61,794	57,231	47,675	38,479
Net interest income	34,989	38,912	43,476	49,376	55,687
Provision for credit losses	445	(1,110)	(369)	593	3,798
Net interest income after provision for credit losses	34,544	40,022	43,845	48,783	51,889
Noninterest income:
Net gain on loan origination and sale activities	2,108	2,372	2,456	2,410	1,488
Loan servicing income	3,258	3,092	3,259	3,039	2,682
Deposit fees	2,331	2,455	2,704	2,658	2,359
Other	3,259	2,545	1,892	2,083	3,148
Total noninterest income	10,956	10,464	10,311	10,190	9,677
Noninterest expense:
Compensation and benefits	27,033	27,002	27,776	29,253	25,970
Information services	7,694	7,579	7,483	7,145	8,101
Occupancy	5,407	5,306	5,790	5,738	6,213
General, administrative and other	9,377	9,202	9,875	10,355	10,136
Goodwill impairment	—	—	39,857	—	—
Total noninterest expense	49,511	49,089	90,781	52,491	50,420
Income (loss) before income taxes	(4,011)	1,397	(36,625)	6,482	11,146
Income tax (benefit) expense	(592)	(898)	(5,183)	1,424	2,645
Net income (loss)	$(3,419)	$2,295	$(31,442)	$5,058	$8,501

Net income (loss) per share:
Basic	$(0.18)	$0.12	$(1.67)	$0.27	$0.45
Diluted	$(0.18)	$0.12	$(1.67)	$0.27	$0.45
Weighted average shares outstanding:
Basic	18,807,965	18,792,893	18,775,022	18,755,453	18,726,654
Diluted	18,807,965	18,792,893	18,775,022	18,771,899	18,753,147

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

	Quarter Ended December 31,		Year Ended December 31,
Average Balances:	2023	2022	2023	2022
Investment securities	$1,278,344	$1,362,861	$1,382,378	$1,195,995
Loans	7,465,375	7,368,097	7,474,410	6,596,284
Total interest-earning assets	8,923,338	8,890,221	9,022,356	7,897,307
Total assets	9,351,866	9,348,396	9,469,170	8,396,078
Deposits: Interest-bearing	5,187,242	5,227,039	5,389,218	4,791,413
Deposits: Noninterest-bearing	1,343,043	1,510,744	1,430,151	1,624,223
Borrowings	1,975,536	1,717,042	1,752,454	1,024,344
Long-term debt	224,722	224,345	224,574	219,398
Total interest-bearing liabilities	7,387,500	7,168,426	7,366,246	6,035,155

Average Yield/Rate:
Investment securities	3.94%	3.70%	3.86%	3.18%
Loans	4.60%	4.32%	4.54%	4.02%
Total interest earning assets	4.52%	4.24%	4.45%	3.88%
Deposits: Interest-bearing	3.00%	1.40%	2.56%	0.67%
Total deposits	2.39%	1.09%	2.02%	0.50%
Borrowings	4.74%	3.93%	4.68%	2.81%
Long-term debt	5.52%	4.96%	5.41%	4.49%
Total interest-bearing liabilities	3.55%	2.12%	3.15%	1.17%
Net interest rate spread	0.98%	2.12%	1.30%	2.71%
Net interest margin	1.59%	2.53%	1.88%	2.99%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Investment securities	$1,278,344	$1,356,410	$1,444,819	$1,452,137	$1,362,861
Loans	7,465,375	7,461,220	7,499,800	7,471,456	7,368,097
Total interest earning assets	8,923,338	9,007,360	9,109,807	9,050,484	8,890,221
Total assets	9,351,866	9,433,648	9,562,817	9,530,705	9,348,396
Deposits: Interest-bearing	5,187,242	5,092,025	5,584,825	5,701,701	5,227,039
Deposits: Noninterest-bearing	1,343,043	1,430,834	1,437,133	1,511,437	1,510,744
Borrowings	1,975,536	2,051,584	1,630,102	1,342,347	1,717,042
Long-term debt	224,722	224,614	224,523	224,435	224,345
Total interest-bearing liabilities	7,387,500	7,368,223	7,439,450	7,268,483	7,168,426

Average Yield/Rate:
Investment securities	3.94%	3.90%	3.82%	3.78%	3.70%
Loans	4.60%	4.54%	4.56%	4.44%	4.32%
Total interest earning assets	4.52%	4.46%	4.45%	4.35%	4.24%
Deposits: Interest-bearing	3.00%	2.63%	2.54%	2.09%	1.40%
Total deposits	2.39%	2.06%	2.02%	1.65%	1.09%
Borrowings	4.74%	4.81%	4.62%	4.57%	3.93%
Long-term debt	5.52%	5.49%	5.34%	5.28%	4.96%
Total interest-bearing liabilities	3.55%	3.33%	3.08%	2.64%	2.12%
Net interest rate spread	0.98%	1.13%	1.37%	1.71%	2.12%
Net interest margin	1.59%	1.74%	1.93%	2.23%	2.53%

Results of Operations

Fourth Quarter of 2023 Compared to the Third Quarter of 2023

Our net income (loss) and income (loss) before taxes were $(3.4) million and $(4.0) million, respectively, in the fourth quarter of 2023, as compared to $2.3 million and $1.4 million, respectively, in the third quarter of 2023. The $5.4 million decrease in income before taxes was due to lower net interest income, a higher provision for credit losses and an increase in noninterest expense which was partially offset by an increase in noninterest income.

The income tax benefit realized in the fourth quarter of 2023 was due to the loss in the quarter which resulted in an effective tax rate of 14.8%. The income tax benefit realized in the third quarter of 2023 was due to the recognition of return to accrual differences related to tax exempt income.

Our net interest income in the fourth quarter of 2023 was $3.9 million lower than the third quarter of 2023 due to a decrease in our net interest margin from 1.74% to 1.59%. The decrease in our net interest margin was due to a 22 basis point increase in the cost of interest-bearing liabilities which was due primarily to a 33 basis point increase in the cost of deposits caused in part by a decrease in the proportion of noninterest-bearing deposits to the total balance of interest-bearing liabilities. The increases in the rates paid on deposits were due to the significant increases in market interest rates during 2023.

A $0.4 million provision for credit losses was recognized during the fourth quarter of 2023 compared to a $1.1 million recovery of our allowance for credit losses in the third quarter of 2023. The recovery in the third quarter of 2023 was primarily due to reduced levels of higher risk land and development loans which resulted in lower expected losses.

Noninterest income in the fourth quarter of 2023 increased from the third quarter of 2023 primarily due to an increase in other income related to increased distributions from our investments in small business investment companies.

The $0.4 million increase in noninterest expenses in the fourth quarter of 2023, as compared to the third quarter of 2023 was primarily due to (i) a $1.8 million increase in medical costs relating to our self-insured medical programs due to an increase in the total number of claims and claims in excess of $100,000; (ii) $1.5 million of merger related costs; (iii) lower wages, commissions and bonuses due in part to lower levels of FTEs; and (iv) lower business taxes.

2023 Compared to 2022

Non-core amounts

For 2023, non-core items include a $39.9 million goodwill impairment charge and $1.5 million of merger related expenses.

Our net income (loss) and income (loss) before taxes were $(27.5) million and $(32.8) million, respectively, in 2023, as compared to $66.5 million and $84.7 million, respectively, in 2022. Our core net income and core income before taxes in 2023, which excludes the impact of the goodwill impairment charge and merger related expenses, was $8.3 million and $8.6 million, as compared to $66.5 million and $84.7 million, respectively, in 2022. The $76.1 million decrease in core income before taxes was due to lower net interest income, a lower recovery of provision for credit losses and lower noninterest income, partially offset by lower noninterest expense.
Our effective tax rate of 16.0% during 2023 was significantly impacted by the goodwill impairment charge, a portion of which was not deductible for tax purposes and the benefits of tax advantaged investments which were higher than our core income before taxes. Our effective tax rate in 2022 of 21.4% was lower than the statutory rate due to the benefits of tax advantaged investments and reductions in taxes on income related to excess tax benefits resulting from the vesting of stock awards during the period.

Net interest income in 2023 decreased $66.6 million as compared to 2022 due primarily to a decrease in our net interest margin partially offset by increases in the average balance of interest earning assets. The increase in the average balance of our interest-earning assets was due to loan originations and purchases of investment securities during 2022. Our net interest margin decreased from 2.99% in 2022 to 1.88% in 2023 due to a 198 basis point increase in the rates paid on interest-bearing liabilities which was partially offset by a 57 basis point increase in the yield on interest earning assets. Yields on interest-earning assets increased as the yields on loan originations during the last two years were higher than the rates of our existing portfolio of loans and yields on adjustable rate loans increased due to increases in the indexes on which their pricing is based. The higher yields on our investment securities were primarily due to adjustments to yields realized from longer estimated lives of certain securities and the yields of securities purchased during the past year being higher than the yields on our existing portfolio. The increase in the rates paid on our interest-bearing liabilities was due to an increase in the proportion of higher cost borrowings and a decrease in the proportion of noninterest-bearing deposits to the total balance of interest-bearing liabilities, higher deposit costs and higher borrowing costs. The increases in the rates paid on deposits were due to the significant increase in market interest rates over the prior year and the decrease in the proportion of noninterest-bearing deposits to total deposits. Our average borrowings increased by $728 million to fund the growth of our loan portfolio and investment securities. Our cost of borrowings increased from 281 basis points during 2022 to 468 basis points during 2023 due to the significant increase in market interest rates during the last two years.

A $0.4 million recovery of our allowance for credit losses was recognized during 2023 compared to a $5.2 million recovery of our allowance for credit losses in 2022. The recovery of our allowance for credit losses in 2022 was the result of the favorable performance of our loan portfolio, a stable low level of nonperforming assets and an improved outlook of the estimated impact of COVID-19 on our loan portfolio.

The decrease in noninterest income in 2023 as compared to 2022 was due to a decrease in gain on loan origination and sale activities and other income, which was partially offset by higher deposit fees. The $8.4 million decrease in gain on loan origination and sale activities was due to a $4.6 million decrease in single family gain on loan origination and sale activities and a $3.8 million decrease in commercial real estate and commercial and industrial gain on loan origination and sale activities. The decrease in single family gain on loan origination and sale activities was due to a decrease in rate lock volume as a result of the effects of increasing mortgage interest rates. The decrease in commercial real estate and commercial and industrial gain on loan origination and sale activities was primarily due to an 82% decrease in loans sold as a result of increasing interest rates. The $2.8 million decrease in other income was primarily due to a $4.3 million gain on sale of branches realized in 2022. The $1.3 million increase in deposit fee income was primarily due to higher early withdrawals fees.

The $36.5 million increase in noninterest expenses in 2023 as compared to 2022 was due to a $39.9 million goodwill impairment charge and higher general, administrative and other costs which were partially offset by lower compensation and benefit costs and occupancy costs. The $4.5 million decrease in compensation and benefit costs was primarily due to reduced commission expense on lower loan origination volumes in our single family mortgage operations, lower staffing levels and lower bonus expense, which were partially offset by wage increases given in 2023, higher medical costs related to our self-insured medical program and a reduction in deferred costs due to lower levels of loan production. FTEs decreased from 970 at the beginning of 2022 to 913 at the end of 2022 to 875 at the end of 2023. The increase in general, administrative and other costs was primarily due to higher FDIC insurance fees, resulting primarily from our larger asset base, and $1.5 million of merger related costs which were partially offset by lower business taxes.

Financial Position

During 2023, our total assets increased $20 million due primarily to a $143 million increase in cash, partially offset by a decrease in investment securities. During 2023 total liabilities increased $44 million due to an increase in borrowings, partially offset by a decrease in deposits. The $689 million decrease in deposits was due to a $229 million decrease in brokered certificates of deposit and a $1.3 billion decrease in non-certificates of deposit balances which were partially offset by a $491 million increase in certificates of deposit balances related to our promotional products. The decrease in deposits was offset by $373 million in deposits that we acquired as part of the branch acquisitions completed in the first quarter of 2023. The $729 million of additional borrowings were used to replace maturing brokered deposits and increase our on-balance sheet cash balances.

Loans Held for Investment ("LHFI")

(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Commercial real estate ("CRE")
Non-owner occupied CRE	$641,885	$633,083	$650,710	$652,284	$658,085
Multifamily	3,940,189	3,957,209	3,966,894	3,975,654	3,975,754
Construction/land development	565,916	566,289	576,432	607,559	627,663
Total	5,147,990	5,156,581	5,194,036	5,235,497	5,261,502
Commercial and industrial loans
Owner occupied CRE	391,285	428,253	434,400	438,147	443,363
Commercial business	359,049	385,148	371,779	392,837	359,747
Total	750,334	813,401	806,179	830,984	803,110
Consumer loans
Single family (1)	1,140,279	1,099,644	1,068,229	1,057,579	1,009,001
Home equity and other	384,301	370,875	368,207	362,322	352,707
Total	1,524,580	1,470,519	1,436,436	1,419,901	1,361,708
Total LHFI	7,422,904	7,440,501	7,436,651	7,486,382	7,426,320
Allowance for credit losses ("ACL")	(40,500)	(40,000)	(41,500)	(41,500)	(41,500)
Total LHFI less ACL	$7,382,404	$7,400,501	$7,395,151	$7,444,882	$7,384,820
(1)Includes $1.3 million, $1.2 million, $1.3 million, $5.2 million and $5.9 million of single family loans that are carried at fair value at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Loan Roll-forward

(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Loans - beginning balance	$7,440,501	$7,436,651	$7,486,382	$7,426,320	$7,213,487
Originations and advances	297,867	329,294	327,949	345,461	611,954
Transfers (to) from loans held for sale	—	466	(2,973)	—	150
Payoffs, paydowns and other	(312,265)	(325,312)	(374,484)	(284,725)	(398,745)
Charge-offs and transfers to OREO	(3,199)	(598)	(223)	(674)	(526)
Loans - ending balance	$7,422,904	$7,440,501	$7,436,651	$7,486,382	$7,426,320

Loan Originations and Advances

(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023 (1)	December 31, 2022

CRE
Non-owner occupied CRE	$12,405	$2,315	$2,371	$2,934	$406
Multifamily	1,482	44,356	65,635	18,239	188,392
Construction/land development	158,755	155,460	152,907	153,458	186,313
Total	172,642	202,131	220,913	174,631	375,111
Commercial and industrial loans
Owner occupied CRE	7,883	2,242	8,622	7,133	21,144
Commercial business	21,115	34,255	14,722	57,698	40,648
Total	28,998	36,497	23,344	64,831	61,792
Consumer loans
Single family	62,167	57,483	45,055	67,410	128,829
Home equity and other	34,060	33,183	38,637	38,589	46,222
Total	96,227	90,666	83,692	105,999	175,051
Total loan originations and advances	$297,867	$329,294	$327,949	$345,461	$611,954
(1)    Includes $17.1 million and $3.4 million, respectively, of consumer loans and commercial and industrial loans purchased in our first quarter 2023 branch acquisition.

Credit Quality
During the fourth quarter, our ratios of nonperforming assets to total assets and total loans delinquent over 30 days, including nonaccrual loans increased but remained at low levels. As of December 31, 2023, our ratio of nonperforming assets to total assets was 0.45%, while our ratio of total loans delinquent over 30 days, including nonaccrual loans, to total loans was 0.72%.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

December 31, 2023
Total loans held for investment	$6,148	$4,133	$4,261	$38,976	$53,518	$7,369,386	$7,422,904
%	0.08%	0.05%	0.06%	0.53%	0.72%	99.28%	100.00%

September 30, 2023
Total loans held for investment	$4,081	$1,613	$3,337	$38,765	$47,796	$7,392,705	$7,440,501
%	0.06%	0.02%	0.04%	0.52%	0.64%	99.36%	100.00%
(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $12.4 million and $10.2 million at December 31, 2023 and September 30, 2023, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Allowance for credit losses
Beginning balance	$40,000	$41,500	$41,500	$41,500	$37,606
Provision for credit losses	223	(990)	111	589	4,195
Recoveries (charge-offs), net	277	(510)	(111)	(589)	(301)
Ending balance	$40,500	$40,000	$41,500	$41,500	$41,500

Allowance for unfunded commitments:
Beginning balance	$1,601	$1,721	$2,201	$2,197	$2,594
Provision for credit losses	222	(120)	(480)	4	(397)
Ending balance	$1,823	$1,601	$1,721	$2,201	$2,197

Provision for credit losses:
Allowance for credit losses - loans	$223	$(990)	$111	$589	$4,195
Allowance for unfunded commitments	222	(120)	(480)	4	(397)
Total	$445	$(1,110)	$(369)	$593	$3,798

Allocation of Allowance for Credit Losses by Product Type

	December 31, 2023		September 30, 2023		December 31, 2022
(in thousands)	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied CRE	$2,610	0.41%	$2,365	0.37%	$2,102	0.32%
Multifamily	13,093	0.33%	10,706	0.27%	10,974	0.28%
Construction/land development
Multifamily construction	3,983	2.37%	1,592	1.12%	998	1.05%
CRE construction	189	1.02%	153	0.83%	196	1.03%
Single family construction	7,365	2.69%	9,745	3.63%	12,418	3.51%
Single family construction to perm	672	0.64%	991	0.72%	1,171	0.74%
Total CRE	27,912	0.54%	25,552	0.50%	27,859	0.53%
Owner occupied CRE	899	0.23%	1,102	0.26%	1,030	0.23%
Commercial business	2,950	0.83%	3,601	0.94%	3,247	0.91%
Total commercial and industrial	3,849	0.52%	4,703	0.58%	4,277	0.54%
Single family	5,287	0.51%	5,783	0.58%	5,610	0.62%
Home equity and other	3,452	0.90%	3,962	1.07%	3,754	1.06%
Total consumer	8,739	0.61%	9,745	0.71%	9,364	0.74%
Total	$40,500	0.55%	$40,000	0.55%	$41,500	0.57%
(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA

Production Volumes for Sale to the Secondary Market

	Quarter Ended					Year Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Loan originations
Single family loans	$67,330	$95,917	$96,750	$72,814	$51,647	$332,811	$573,110
Commercial and industrial and CRE loans	7,142	11,863	4,906	6,150	20,864	30,061	100,092
Loans sold
Single family loans	77,916	101,575	92,787	63,473	51,427	335,751	693,348
Commercial and industrial and CRE loans (1)	10,619	2,821	4,649	8,750	16,228	26,839	145,622
Net gain on loan origination and sale activities
Single family loans	1,844	2,267	2,171	2,218	1,158	8,500	13,054
Commercial and industrial and CRE loans (1)	264	105	285	192	330	846	4,647
Total	$2,108	$2,372	$2,456	$2,410	$1,488	$9,346	$17,701
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended					Year Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Single family servicing income, net:
Servicing fees and other	$3,880	$3,852	$3,868	$3,923	$3,928	$15,523	$15,737
Changes - amortization (1)	(1,504)	(1,564)	(1,626)	(1,684)	(1,899)	(6,378)	(9,951)
Net	2,376	2,288	2,242	2,239	2,029	9,145	5,786
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	(1,380)	785	1,320	(311)	124	414	16,739
Net gain (loss) from derivatives hedging	1,089	(1,160)	(1,592)	(81)	(309)	(1,744)	(18,790)
Subtotal	(291)	(375)	(272)	(392)	(185)	(1,330)	(2,051)
Single family servicing income	2,085	1,913	1,970	1,847	1,844	7,815	3,735
Commercial loan servicing income:
Servicing fees and other	2,588	2,553	2,724	2,746	2,653	10,611	16,345
Amortization of capitalized MSRs	(1,415)	(1,374)	(1,435)	(1,554)	(1,815)	(5,778)	(7,692)
Total	1,173	1,179	1,289	1,192	838	4,833	8,653
Total loan servicing income	$3,258	$3,092	$3,259	$3,039	$2,682	$12,648	$12,388
(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Single Family MSRs
Beginning balance	$76,470	$76,314	$75,701	$76,617	$77,811
Additions and amortization:
Originations	663	935	919	619	581
Purchases	—	—	—	460	—
Changes - amortization (1)	(1,504)	(1,564)	(1,626)	(1,684)	(1,899)
Net additions and amortization	(841)	(629)	(707)	(605)	(1,318)
Change in fair value due to assumptions (2)	(1,380)	785	1,320	(311)	124
Ending balance	$74,249	$76,470	$76,314	$75,701	$76,617
Ratio to related loans serviced for others	1.40%	1.43%	1.42%	1.40%	1.41%

Multifamily and SBA MSRs
Beginning balance	$31,141	$32,477	$33,839	$35,256	36,819
Originations	261	38	73	137	252
Amortization	(1,415)	(1,374)	(1,435)	(1,554)	(1,815)
Ending balance	$29,987	$31,141	$32,477	$33,839	$35,256
Ratio to related loans serviced for others	1.58%	1.64%	1.70%	1.77%	1.82%
(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Deposits by Product:
Noninterest-bearing demand deposits	$1,306,503	$1,437,057	$1,410,369	$1,479,428	$1,399,912
Interest-bearing:
Interest-bearing demand deposits	344,748	352,529	370,747	496,504	466,490
Savings	261,508	284,663	300,007	323,373	258,977
Money market	1,622,665	1,723,924	1,863,762	2,097,055	2,383,209
Certificates of deposit:
Brokered deposits	1,218,008	973,314	760,826	885,314	1,446,528
Other	2,009,946	1,974,064	1,964,322	1,774,929	1,496,803
Total interest-bearing deposits	5,456,875	5,308,494	5,259,664	5,577,175	6,052,007
Total deposits	$6,763,378	$6,745,551	$6,670,033	$7,056,603	$7,451,919

Percent of total deposits:
Noninterest-bearing demand deposits	19.3%	21.3%	21.1%	21.0%	18.8%
Interest-bearing:
Interest-bearing demand deposits	5.1%	5.2%	5.6%	7.0%	6.2%
Savings	3.9%	4.2%	4.5%	4.6%	3.5%
Money market	24.0%	25.6%	27.9%	29.7%	32.0%
Certificates of deposit
Brokered deposits	18.0%	14.4%	11.4%	12.5%	19.4%
Other	29.7%	29.3%	29.5%	25.2%	20.1%
Total interest-bearing deposits	80.7%	78.7%	78.9%	79.0%	81.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core income and effective tax rate on core income before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results and (iii) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or a reconciliation of the non-GAAP calculation of the financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Core net income (loss)
Net income (loss)	$(3,419)	$2,295	$(31,442)	$5,058	$8,501	$(27,508)	$66,540
Adjustments (tax effected)
Merger related expenses	1,170	—	—	—	—	1,170	—
Goodwill impairment charge	—	—	34,622	—	—	34,622	—
Total	$(2,249)	$2,295	$3,180	$5,058	$8,501	$8,284	$66,540

Core net income (loss) per fully diluted share
Fully diluted shares	18,807,965	18,792,893	18,775,022	18,771,899	18,753,147	18,783,005	19,041,111

Computed amount	$(0.12)	$0.12	$0.17	$0.27	$0.45	$0.44	$3.49

Return on average tangible equity (annualized)
Average shareholders' equity	$513,758	$535,369	$582,172	$578,533	$565,950	$552,234	$617,469
Less: Average goodwill and other intangibles	(10,149)	(10,917)	(51,138)	(30,969)	(30,133)	(25,695)	(30,930)
Average tangible equity	$503,609	$524,452	$531,034	$547,564	$535,817	$526,539	$586,539

Core net income (loss) (per above)	(2,249)	2,295	3,180	5,058	8,501	8,284	66,540
Adjustments (tax effected)
Amortization of core deposit intangibles	615	614	614	459	183	2,302	751
Tangible income (loss) applicable to shareholders	$(1,634)	$2,909	$3,794	$5,517	$8,684	$10,586	$67,291

Ratio	(1.3)%	2.2%	2.9%	4.1%	6.4%	2.0%	11.5%

Efficiency ratio
Noninterest expense
Total	$49,511	$49,089	$90,781	$52,491	$50,420	$241,872	$205,419
Adjustments:
Merger related expenses	(1,500)	—	—	—	—	(1,500)	—
Goodwill impairment charge	—	—	(39,857)	—	—	(39,857)	—
State of Washington taxes	659	(572)	(526)	(555)	(597)	(994)	(2,311)
Adjusted total	$48,670	$48,517	$50,398	$51,936	$49,823	$199,521	$203,108

Total revenues
Net interest income	$34,989	$38,912	$43,476	$49,376	$55,687	166,753	233,307
Noninterest income	10,956	10,464	10,311	10,190	9,677	41,921	51,570
Gain on sale of branches	—	—	—	—	—	—	(4,270)
Adjusted total	$45,945	$49,376	$53,787	$59,566	$65,364	$208,674	$280,607

Ratio	105.9%	98.3%	93.7%	87.2%	76.2%	95.6%	72.4%

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Return on average assets (annualized) - Core
Average Assets	$9,351,866	$9,433,648	$9,562,817	$9,530,705	$9,348,396	$9,469,170	$8,396,078
Core net income (loss) (per above)	(2,249)	2,295	3,180	5,058	8,501	8,284	66,540

Ratio	(0.10)%	0.10%	0.13%	0.22%	0.36%	0.09%	0.79%

Effective tax rate used in computations above (1)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Tangible book value per share
Shareholders' equity	$538,387	$502,487	$527,623	$574,994	$562,147	$538,387	$562,147
Less: Goodwill and other intangibles	(9,641)	(10,429)	(11,217)	(51,862)	(29,980)	(9,641)	(29,980)
Tangible shareholders' equity	$528,746	$492,058	$516,406	$523,132	$532,167	$528,746	$532,167

Common shares outstanding	18,810,055	18,794,030	18,776,597	18,767,811	18,730,380	18,810,055	18,730,380

Computed amount	$28.11	$26.18	$27.50	$27.87	$28.41	$28.11	$28.41

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$528,746	$492,058	$516,406	$523,132	$532,167	$528,746	$532,167
Tangible assets
Total assets	$9,384,751	$9,458,751	$9,501,475	$9,858,889	$9,364,760	$9,384,751	$9,364,760
Less: Goodwill and other intangibles (per above)	(9,641)	(10,429)	(11,217)	(51,862)	(29,980)	(9,641)	(29,980)
Net	$9,375,110	$9,448,322	$9,490,258	$9,807,027	$9,334,780	$9,375,110	$9,334,780

Ratio	5.6%	5.2%	5.4%	5.3%	5.7%	5.6%	5.7%

(1) ) Effective tax rate indicated is used for all adjustments except the goodwill impairment charge as a portion of this charge was not deductible for tax purposes. Instead, a computed effective rate of 13.1% was used for the goodwill impairment charge.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of the anticipated benefits of the previously announced proposed merger (the “Merger”) with FirstSun Capital Bancorp (“FirstSun”), our future performance, financial condition, long-term value creation, capital management, reduction in volatility, reliability of earnings, net interest margins, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following:(1) our ability to successfully consummate the Merger with FirstSun, (2) the ability of HomeStreet to obtain the necessary approval by shareholders with respect to the Merger, (3) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (4) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (5) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (6) the diversion of management time from core banking functions due to Merger-related issues; (7) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (9) changes in the interest rate environment may reduce interest margins; (10) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (11) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (12) our ability to attract and retain key members of our senior management team; (13) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (14) our ability to control operating costs and expenses; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (16) the adequacy of our allowance for credit losses; (17) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (18) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (19) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (20) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (21) technological changes may be more difficult or expensive than what we anticipate; (22) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (23) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (24) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (25) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (26) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; (27) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock; and (28) the integration of our recently acquired branches in southern California. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Additional Information And Where To Find It

In connection with the proposed Merger between FirstSun, a Delaware corporation, and HomeStreet, a Washington corporation, FirstSun will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of HomeStreet and a Prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. Investors and security holders, prior to making any investment or voting decision, are urged to read the registration statement and proxy statement/prospectus when it becomes available (and any other documents filed with the SEC in connection with the Merger or incorporated by reference into the proxy statement/prospectus) because such documents will contain important information regarding the Merger.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/investor-relations/default.aspx, and (ii) HomeStreet on its website at https://ir.homestreet.com/sec-filings/all-filings/default.aspx.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FirstSun, HomeStreet and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from shareholders of HomeStreet in connection with the proposed Merger. Information regarding the directors and executive officers of FirstSun and HomeStreet and other persons who may be deemed participants in the solicitation of the shareholders of HomeStreet in connection with the proposed Merger will be included in the proxy statement/prospectus for HomeStreet’s special meeting of shareholders, which will be filed by FirstSun with the SEC. Information about the directors and officers of FirstSun and their ownership of FirstSun’s common stock can be found in FirstSun’s annual report on Form 10-K, as filed with the SEC on March 16, 2023, and other documents subsequently filed by FirstSun with the SEC. Information about the directors and officers of HomeStreet and their ownership of HomeStreet’s common stock can be found in HomeStreet’s definitive proxy statement in connection with its 2023 annual meeting of shareholders, as filed with the SEC on April 11, 2023, and other documents subsequently filed by HomeStreet with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the proposed Merger filed with the SEC when they become available.